                                                                    EXHIBIT 10-R

                               TRUE VALUE COMPANY

                          SUPPLEMENTAL RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 2005)

                                TABLE OF CONTENTS

                                                                         PAGE
ARTICLE I   PURPOSE AND EFFECTIVE DATE...............................      1
            1.1    History and Purpose...............................      1
            1.2    Effective Date....................................      1

ARTICLE II  DEFINITIONS..............................................      2
            2.1    "Actuarial Equivalent"............................      2
            2.2    "Administrator"...................................      2
            2.3    "Beneficiary".....................................      2
            2.4    "Board"...........................................      2
            2.5    "Cause"...........................................      2
            2.6    "Change in Corporate Structure"...................      2
            2.7    "Code"............................................      2
            2.8    "Company".........................................      2
            2.9    "Compensation"....................................      2
            2.10   "Disability"......................................      3
            2.11   "ERISA"...........................................      3
            2.12   "Final Average Compensation"......................      3
            2.13   "Good Reason".....................................      4
            2.14   "Grandfathered Participant".......................      4
            2.15   "Officer".........................................      4
            2.16   "Participant".....................................      4
            2.17   "Plan"............................................      4
            2.18   "Predecessor Corporation".........................      4
            2.19   "Qualified Retirement Plan".......................      4
            2.20   "Termination Date"................................      5
            2.21   "Unreduced 2004 Benefit"..........................      5
            2.22   "Years of Service"................................      5

ARTICLE III PARTICIPATION............................................      6
            3.1    Eligibility.......................................      6
            3.2    Condition of Participation........................      6

ARTICLE IV PLAN BENEFITS.............................................      7
            4.1    Amount of Benefit.................................      7
            4.2    Vesting...........................................      9
            4.3    Death Benefit.....................................      9
            4.4    Effect of Trust...................................     10

ARTICLE V PAYMENT OF BENEFITS........................................     11
            5.1    Payment of Benefits...............................     11

                                TABLE OF CONTENTS
                                   (continued)

                                                                         PAGE

            5.2    Withholding.......................................     12
            5.3    Change in Corporate Structure.....................     12

ARTICLE VI ADMINISTRATION............................................     13
            6.1    Authority of Administrator........................     13
            6.2    Participant's Duty to Furnish Information.........     13
            6.3    Claims Procedure..................................     13

ARTICLE VII AMENDMENT AND TERMINATION................................     14

ARTICLE VIII  MISCELLANEOUS..........................................     15
            8.1    No Implied Rights.................................     15
            8.2    No Employment Rights..............................     15
            8.3    Unfunded Plan.....................................     15
            8.4    Nontransferability................................     15
            8.5    Offset............................................     16
            8.6    Facility of Payment...............................     16
            8.7    Successors and Assigns............................     16
            8.8    Applicable Law....................................     16

EXHIBIT A          ELIGIBLE OFFICERS
EXHIBIT B          GRANDFATHERED PARTICIPANTS AS OF JANUARY 1, 2005

                               TRUE VALUE COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN
               (As Amended and Restated Effective January 1, 2005)

                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

      1.1 History and Purpose. The True Value Company Supplemental Retirement Plan was previously established by True Value Company to assist in providing retirement and other benefits to certain employees of the Company and its subsidiaries. The Plan is not intended to qualify under Section 401(a) of the Code or to be subject to Parts 2, 3, or 4 of Title I of ERISA. The Plan is maintained for the purpose of providing supplemental retirement benefits for Company Officers within the meaning of Section 301(a)(3) of ERISA. This amended and restated plan document effective January 1, 2005 implements certain changes to the benefit formula, eligibility, vesting and distribution provisions of the Plan.

      1.2 Effective Date. The following provisions constitute an amendment and restatement of the Plan as of January 1, 2005; the "Effective Date" of the Plan as set forth herein.

                                   ARTICLE II

                                   DEFINITIONS

      2.1 "Actuarial Equivalent" means a payment whose actuarial reserve (the amount required to provide such payment) as of a specified date is equal to the actuarial reserve as of the same date to provide another form of payment, determined using the mortality and interest factors set forth in the Qualified Retirement Plan.

      2.2 "Administrator" means the Chief Executive Officer of the Company or the individual or committee appointed by the Chief Executive Officer to act as the Administrator under the Plan.

      2.3 "Beneficiary" means the person(s) or entity designated to receive a Participant's benefit under the Plan in the event of the Participant's death. If the Participant does not designate one or more Beneficiaries to receive his or her Plan benefits, or none of the Participant's designated Beneficiaries is living at the time of the Participant's death, the Participant's Beneficiary shall be his or her beneficiary under the Qualified Retirement Plan and, if the Participant does not have a beneficiary under the Qualified Plan, the Beneficiary under this Plan shall be his or her estate.

      2.4 "Board" means the Board of Directors of the Company.

      2.5 "Cause" means (i) the willful engaging by the Participant in conduct which is materially injurious to the Company, monetarily or otherwise, (ii) the Participant's conviction of a felony in connection with the Participant's employment with the Company, (iii) the Participant's embezzlement or misappropriation of the Company's money or property, or (iv) the finding by the Securities and Exchange Commission or other government regulatory agency that the Participant has violated a rule or policy of such agency in connection with his or her employment with the Company and its subsidiaries.

      2.6 "Change in Corporate Structure" means the occurrence of any of the following events:

            (a) a merger, consolidation, reorganization, or change in control of the Company with or involving any other corporation or entity, in which the Company is not the surviving entity; or

            (b) the sale or disposition of all or substantially all of the Company's assets.

      2.7 "Code" means the Internal Revenue Code of 1986, as amended.

      2.8 "Company" means True Value Company, a Delaware corporation, formerly known as TruServ Corporation.

      2.9 "Compensation" means, for any calendar year, the base salary plus short-term incentive pay, which is paid for goal or performance achievements (except as provided below) to the Participant in such year related to prior year performance, plus pre-tax deferrals of base salary or short-term incentive pay under Sections 401(k) or 125 of the Code or under a nonqualified deferred compensation plan maintained by the Company during such year, but excluding amounts earned and/or paid to the Participant under any long-term incentive plan authorized by the Board during the year, and also excluding distributions to the Participant from any nonqualified plan during the year. The Administrator, in its sole discretion, may determine on an individual Participant basis that payments under specified one-time bonus or incentive plans and arrangements shall not be treated as eligible Compensation under the Plan. Notwithstanding the foregoing provisions of this Section 2.9, in no event shall a Participant's Compensation include continued salary or other compensation received by the Participant pursuant to the terms of a severance agreement or similar type arrangement under which the Participant receives salary or compensation for periods that he or she is not expected to perform any significant duties for the Company. For purposes of the Plan, Compensation shall cease on the last date that the Participant performs any significant services on a full-time basis for the Company, as determined by the Administrator. Consulting services compensation is excluded from the definition of Compensation.

      2.10 "Disability" means the Participant receives benefits from a long-term disability benefit plan sponsored by the Company.

      2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.12 "Final Average Compensation" means:

            (a) prior to January 1, 2005, the Participant's average annual Compensation during the three calendar years in which the Participant's Compensation was the highest out of the ten calendar years of continuous employment with the Company or a Predecessor Company immediately preceding such date. In the event of a Change in Corporate Structure, if the Participant does not have three calendar years of Compensation in such ten year period, the Participant's average annual Compensation will be calculated based on the number of calendar years of Compensation available. If such Participant has less than a full calendar year of Compensation on such date, the Participant's base salary paid in the calendar year of the Change in corporate Structure through the Change in Corporate Structure date shall be used as Final Average Compensation; and

            (b) effective January 1, 2005, the Participant's average annual Compensation during the contiguous three-calendar-year period in which the sum of the Participant's Compensation for such three years is the highest out of the Participant's ten calendar years of continuous employment with the Company or a Predecessor Company immediately preceding such date. In the event of a Change in Corporate Structure, if the Participant does not have a contiguous three-calendar-year period of Compensation in such ten year period, the Participant's Final Average Compensation will be calculated based on the number of contiguous calendar years of Compensation available. If such Participant has less than a full calendar year of Compensation on such date, the Participant's base salary paid in the calendar year of the Change in Corporate Structure through the Change in Corporate Structure date shall be used as Final Average Compensation.

      2.13 "Good Reason" means

                  (i) the Participant is assigned duties substantially inconsistent with his or her position, duties, responsibilities or status immediately prior to the Change in Corporate Structure, or the Participant's duties are substantially reduced from his or her duties immediately prior to the Change in Corporate Structure, or

                  (ii) the Participant's principal office is relocated more than fifty (50) miles from its location immediately prior to the Change in Corporate Structure; or

                  (iii) the Participant's Compensation is reduced from its level immediately prior to the Change in Corporate Structure.

      2.14 "Grandfathered Participant" means a Participant pursuant to Section 3.1(a). Grandfathered Participants as of the Effective Date are listed on Exhibit B.

      2.15 "Officer" means:

            (a) prior to January 1, 2005, an employee who is employed in the position of Vice President or above; and

            (b) effective January 1, 2005, an employee who is either (i) employed in the position of Senior Vice President or above or (ii) a Grandfathered Participant.

The Officers who are eligible for the Plan from time to time in accordance with
Article III shall be set forth in Exhibit A. The Administrator shall have the authority to revise Exhibit A and any such revised Exhibit A shall be included as a part of the Plan without the need for further amendment.

      2.16 "Participant" means an Officer who is eligible for participation in the Plan, determined in accordance with Article III.

      2.17 "Plan" means this True Value Company Supplemental Retirement Plan, as amended and restated effective January 1, 2005, and as amended thereafter. The Plan was formerly known as the TruServ Corporation Supplemental Retirement Plan.

      2.18 "Predecessor Corporation" means, unless the Administrator in its sole discretion determines otherwise, a corporation or other entity which has been acquired by the Company or which becomes a part of the Company through merger, consolidation, reorganization or a similar type transaction.

      2.19 "Qualified Retirement Plan" means any pension benefit plan which is maintained by the Company or any subsidiary thereof which is intended to be qualified under Section 401(a) of the Code, excluding the True Value Company Employee Savings and Compensation Deferral Plan and any successor thereto.

      2.20 "Termination Date" means (i) the date that a Participant quits, retires, is discharged or dies, or (ii) the first anniversary of the date on which the Participant is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence.

      2.21 "Unreduced 2004 Benefit" means the benefit amount calculated as of December 31, 2004 for a Participant pursuant to Section 4.1(a)(i).

      2.22 "Years of Service" means a Participant's number of eligible "years of service" calculated in accordance with the service crediting rules in the Qualified Retirement Plan under which the Participant is covered, subject to the following provisions of this Section 2.22.

            (a) For the period prior to January 1, 2005:

                  (i) through December 14, 2002, Years of Service shall be calculated using all service from the date the individual first held a position of Vice President or higher with the Company; and

                  (ii) beginning on December 15, 2002 through December 31, 2004, Years of Service shall be calculated using only service during which the Participant held a position of Vice President or higher with the Company.

            (b) For the period on and after January 1, 2005:

                  (i) for Participants who are Grandfathered Participants, Years of Service shall be calculated using only service during which the Participant held a position of Vice President or higher with the Company; and

                  (ii) for Participants who are not Grandfathered Participants, Years of Service shall be calculated using only service during which the Participant held a position of Senior Vice President or higher with the Company.

            (c) If a Participant was employed by the Company prior to his or her most-recent hire date, such Participant's Years of Service under the Plan, if any, shall be only Years of Service after such most-recent hire date.

            (d) Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant be credited with Years of Service for any period that the Participant is receiving salary or other compensation pursuant to the terms of a severance agreement or consulting agreement or similar type arrangement. Service credit shall end on the last date that the Participant performs any significant services for the Company, as determined by the Administrator, unless such severance agreement or arrangement specifically provides that a different date will be used for purposes of this Plan.

                                  ARTICLE III

                                 PARTICIPATION

      3.1 Eligibility.

            (a) Each employee of the Company or its subsidiaries who was a Participant in the Plan immediately prior to the Effective Date shall be a Participant on the Effective Date and thereafter, subject to all other terms of the Plan, and shall be referred to herein as a "Grandfathered Participant". A Grandfathered Participant who ceases to be a Participant due to a Termination Date shall not be a Grandfathered Participant upon a subsequent re-hire. Exhibit B lists each Grandfathered Participant as of the Effective Date.

            (b) Each employee of the Company or its subsidiaries who is not a Grandfathered Participant shall be eligible to participate in the Plan as of the date such employee is first employed in a position of Senior Vice President or above on or after the Effective Date.

      3.2 Condition of Participation. Notwithstanding any other provision of the Plan to the contrary, if the Administrator determines that participation by one or more Participants shall cause the Plan to be subject to Part 2, 3 or 4 of Subtitle B of Title I of ERISA, the entire interest of such Participants under the Plan shall be immediately paid to them, or shall otherwise be segregated from the Plan in the discretion of the Administrator, and such Participants shall cease to have any interest under the Plan.

                                   ARTICLE IV

                                  PLAN BENEFITS

      4.1 Amount of Benefit.

            (a) A Participant's benefit under the Plan as of a date prior to January 1, 2005 will be an amount equal to (i) below minus (ii) below:

                  (i) the product of (A) the Participant's Final Average Compensation as of such date (pursuant to the Plan's definition of Final Average Compensation as of such date), multiplied by (B) 33%, multiplied by (C) the Participant's number of Years of Service earned under the Plan, with such product not to exceed 660% of the Participant's Final Average Compensation (pursuant to the Plan's definition of Final Average Compensation as of such date);

                  LESS

                  (ii) the lump sum Actuarial Equivalent value of the benefit under the Qualified Retirement Plan that was paid or payable to the Participant as of such date.

            (b) Subject to reduction pursuant to Section 4.1(c) below, as of any date on or after January 1, 2005 a Participant's benefit under the Plan will be equal to the result of (i) below minus (ii) below.

                  (i) The amount pursuant to this Subsection (i) shall equal the greater of the following three amounts:

                        (A) the Unreduced 2004 Benefit;

                        (B) the sum of (A) the Unreduced 2004 Benefit plus (B)
            the product of (I) the Participant's Final Average Compensation, multiplied by (II) 25%, multiplied by (III) the Participant's number of Years of Service earned under the Plan after December 31, 2004; with such sum not to exceed 500% of the Participant's Final Average Compensation; or

                        (C) the product of (A) the Participant's Final Average
            Compensation, multiplied by (B) 25%, multiplied by (C) the Participant's Years of Service earned under the Plan, with such product not to exceed 500% of the Participant's Final Average Compensation.

                  LESS

                  (ii) The amount pursuant to this Subsection (ii) shall equal the lump sum Actuarial Equivalent of the benefit under the Qualified Retirement Plan that was paid or payable to the Participant as of such date.

            (c) If a Participant commences receipt of his or her benefit under the Plan prior to attaining age 65, the Participant's benefit pursuant to
Section 4.1(b) above shall be reduced according to the following schedule; provided, however, the Participant's benefit shall not be less than the amount calculated for such Participant as of December 31, 2004 pursuant to Subsection 4.1(a) above:

AGE OF PARTICIPANT
WHEN COMMENCE                           PERCENT OF UNREDUCED BENEFIT TO BE
RECEIPT OF THE BENEFIT                  RECEIVED
----------------------                  ----------------------------------
                                        Receive unreduced benefit pursuant to
Less than Age 55                        Subsection 4.1(a) as of December 31,
                                        2004; not yet vested in any additional
                                        benefit (pursuant to Section 4.2 below)

Age 55 or older but less than age 56    50% of the unreduced benefit

Age 56 or older but less than age 57    56% of the unreduced benefit

Age 57 or older but less than age 58    62% of the unreduced benefit

Age 58 or older but less than age 59    68% of the unreduced benefit

Age 59 or older but less than age 60    74% of the unreduced benefit

Age 60 or older but less than age 61    80% of the unreduced benefit

Age 61 or older but less than age 62    84% of the unreduced benefit

Age 62 or older but less than age 63    88% of the unreduced benefit

Age 63 or older but less than age 64    92% of the unreduced benefit

Age 64 or older but less than age 65    96% of the unreduced benefit

Age 65 or older                         100% of the unreduced benefit

      4.2 Vesting.

            (a) Subject to Section 5.3 and the provisions of this Section 4.2:

                  (i) prior to January 1, 2005, a Participant shall be vested in his or her benefit under the Plan after attaining five Years of Service; and

                  (ii) on and after January 1, 2005, a Participant shall be vested in his or her benefit under the Plan only after attaining (i) five Years of Service (provided, however, that any Participant in the Plan as of January 1, 2005 shall be deemed to have no less than one Year of Service as of such date)) and (ii) age 55;

      provided, however, that any Grandfathered Participant who was vested in his or her benefit under the Plan as of December 31, 2004 pursuant to the terms of (i) above, shall continue to be vested in his or her benefit calculated pursuant to Section 4.1(a) above on and after January 1, 2005, subject to the other terms of the Plan.

            (b) If a Participant's Termination Date occurs for reasons of Cause, the Participant's benefit under the Plan shall be permanently forfeited and no amount will be payable to the Participant or his or her Beneficiary. If, within 90 days of the Participant's Termination Date, it is determined by the Administrator (or, if the Administrator is the Chief Executive Officer of the Company and the Participant at issue is the Chief Executive Officer, then the Board) that prior to such Termination Date, events (or the absence of events) existed that would have justified the Participant's employment being terminated by the Company for Cause, the Participant's Termination Date will be deemed to be for Cause for purposes of the Plan. If, following payment of a Participant's Plan benefits, it is found by a court, the Securities and Exchange Commission or other government agency of competent jurisdiction, that the Participant has engaged in acts (or omissions) that would have justified the Participant's employment being terminated for Cause, all amounts previously paid to the Participant under the Plan shall be repaid to the Company. If the Participant fails to repay such amount after demand by the Company, the Participant shall be required to reimburse the Company for any legal fees and other costs incurred by the Company in obtaining such repayment.

            (c) If the Participant terminates employment prior to the date the Participant is vested in his or her Plan benefits, such benefits shall be permanently forfeited and if the Participant is later rehired, such Participant shall be treated as a new Participant for purposes of determining the amount of benefits payable under the Plan, if any, after his or her rehire date.

      4.3 Death Benefit.

            (a) If the Participant's Termination Date occurs by reason of death, the Participant's Beneficiary shall be entitled to a death benefit under the Plan as provided below, subject to the vesting requirement of Section 4.2 above.

            (b) If the death occurs prior to January 1, 2005, the death benefit shall equal:

                  (i) the Unreduced 2004 Benefit;

                  (ii) multiplied by 55%;

                  (iii) less the lump sum Actuarial Equivalent value of the benefit paid or payable to the Participant's beneficiary, if any, under the Qualified Retirement Plan as of such Termination Date.

            (c) If the death occurs on or after January 1, 2005, the death benefit shall equal:

                  (i) the amount calculated pursuant to Subsection 4.1(b)(i) above;

                  (ii) multiplied by 55%;

                  (iii) less the lump sum Actuarial Equivalent value of the benefit paid or payable to the Participant's beneficiary, if any, under the Qualified Retirement Plan as of such Termination Date.

            (d) If the Participant dies after his or her Termination Date but prior to the time payment of Plan benefits has been made, payment of the Participant's benefit under Section 4.1 shall be made to the Beneficiary in lieu of the death benefit provided under this Section 4.3.

      4.4 Effect of Trust. If the Company has established a trust under Section
8.3 for purposes of assisting it in meeting its Plan obligations, then the amount of any benefits payable from the general assets of the Company under the Plan pursuant to this Article IV shall be reduced by the amount of any benefits paid to the Participant or Beneficiary, as applicable, from such trust.

                                   ARTICLE V

                               PAYMENT OF BENEFITS

      5.1 Payment of Benefits.

            (a) Prior to January 1, 2005, a Participant's benefit determined in accordance with Section 4.1 shall be paid in a lump sum cash payment 90 days after the Participant's Termination Date or as soon as administratively practicable thereafter. If the Participant's Termination Date occurs by reason of death, the benefit determined in accordance with Section 4.3 shall be paid to the Participant's Beneficiary in a lump sum cash payment 90 days after the Participant's Termination Date or as soon as administratively practicable thereafter. If payment is not made within 120 days of the Participant's Termination Date, the benefit payable shall accrue interest, compounded annually, from the 121st day following the Participant's Termination Date until the date on which payment is made, at the applicable short-term federal rate (within the meaning of Section 1274(d) of the Code). The short-term federal rate shall be the rate in effect on the Participant's Termination Date. Notwithstanding the foregoing provisions of this Section 5.1, the Board, in its discretion, may defer the payment of benefits under this Section 5.1 to the extent that it determines such deferral is necessary to prevent a default under the terms of any financing or similar agreement(s) between the Company and a lender or group of lenders, or if the Company is already in default under such an agreement(s) and unable to secure a waiver to make such payment. Any such deferred payment shall accrue interest as described in the foregoing provisions of this Section 5.1.

            (b) On and after January 1, 2005:

                  (i) In the discretion of the Administrator after consulting with the Chairman of the Compensation Committee of the Board (or, if the Administrator is the Chief Executive Officer of the Company and the Participant is such Chief Executive Officer, then in the discretion of the Compensation Committee of the Board), a Participant's benefit determined in accordance with Section 4.1 may be paid to pursuant to either Section 5.1(a) above or a series of substantially equal payments made no less frequently than annually over a period of time not to exceed 10 years from the Termination Date.

                  (ii) If a benefit is paid pursuant to a series of payments, the benefit shall earn interest, compounded no less frequently than annually, at the interest rate for United States Treasury bonds for the period equal to the period over which the series of benefit payments will be made, or, if there is no United States Treasury bond for such a period, then the interest rate for United States Treasury bonds for the period which is closest to but less than the period over which the series of benefit payments will be made. The interest rate shall be calculated as of the last day of the month immediately preceding the day on which the interest shall be added to the benefit amount.

                  (iii) Additionally, if a benefit is to be paid pursuant to a series of payments, a trust shall be established to hold the funds needed for such benefit, consistent with Section 8.3 below, and the participant shall receive a copy of such trust document along with detailed description of the number and timing of the payments.

            (c) If a Participant dies prior to receiving all of his or her payments pursuant to Section 5.1(b), the Participant's Beneficiary shall receive a lump sum cash payment equal to all of the unpaid payments within 90 days of the date of death.

      5.2 Withholding. All benefits and payments under the Plan are subject to the withholding of all applicable Federal, state, local and employment taxes.

      5.3 Change in Corporate Structure.

            (a) Prior to January 1, 2005, As of the effective date of a Change in Corporate Structure, all Participants shall become fully vested in their benefits under the Plan. Unless the surviving or successor employer in a Change in Corporate Structure agrees to continue the Plan or provide Participants with a substitute nonqualified retirement plan, in either case with terms no less favorable than those under the Plan as in effect prior to the Change in Corporate Structure, all Plan benefits shall be paid in a lump sum cash payment as of the effective date of the Change in Corporate Structure.

            (b) On and after January 1, 2005, if a Participant incurs a Termination Date within the two year period immediately following a Change in Corporate Structure due to (i) termination by the Company without Cause or Disability or (ii) termination by the Participant for Good Reason, then such Participant shall become fully vested in their benefits under the Plan and shall receive such benefits in a single lump sum cash payment within 90 days after the Participant's Termination Date.

                                   ARTICLE VI

                                 ADMINISTRATION

      6.1 Authority of Administrator. The Administrator shall have full power and authority to carry out the terms of the Plan. The Administrator's interpretation, construction and administration of the Plan, including any adjustment of the amount or recipient of the payments to be made, shall be binding and conclusive on all persons for all purposes. Neither the Company, including its officers, employees or directors, nor the Administrator or the Board or any member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan.

      6.2 Participant's Duty to Furnish Information. Each Participant shall furnish to the Administrator such information as it may from time to time request for the purpose of the proper administration of this Plan.

      6.3 Claims Procedure. If a Participant or Beneficiary ("Claimant") is denied all or a portion of an expected benefit under this Plan for any reason, he or she may file a claim with the Administrator. The Administrator shall notify the Claimant within 90 days of receipt of the claim of allowance or denial of the claim, unless the Claimant receives written notice from the Administrator prior to the end of the 90-day period stating that special circumstances require an extension (of up to 90 additional days) of the time for decision. The notice of the decision shall be in writing, sent by certified mail to Claimant's last known address, and if a denial of the claim, shall contain the following information: (a) the specific reasons for the denial; (b) specific reference to pertinent provisions of the Plan on which the denial is based; and
(c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure. A Claimant is entitled to request a review of any denial of his or her claim by the Board. The request for review must be submitted within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim shall be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. The Board shall render a review decision in writing within 60 days after receipt of a request for a review, provided that, in special circumstances the Board may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the Board's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

      The Board may amend or terminate the Plan at any time; provided that no such amendment or termination shall have a material adverse effect on any Participant's rights under the Plan accrued as of the date of such amendment or termination. Upon termination of the Plan, all Plan benefits shall be paid to Participants in a lump sum cash payment within 90 days of such termination date; provided, however, if the Company is then in default or threatened default under the terms of any financing or similar agreement(s) between the Company and lender or group of lenders and is unable to secure a waiver for such payment, or if the Board determines that such payment would result in a default under such an agreement(s), payment shall be deferred until a waiver can be secured or the Board determines that payment can be made without causing a default. Any payment deferred pursuant to the preceding sentence shall accrue interest from the 121st day following the termination date in the manner described in Section 5.1(a). If the Plan is terminated following a Change in Corporate Structure, all Plan benefits shall be paid in a lump sum cash payment as soon as practicable following such termination date.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person, individually or as a member of a group, any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board or the Administrator in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its subsidiaries shall be required or be liable to make any payment under the Plan.

      8.2 No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company or any subsidiary to continue the services of any Participant, or obligate any Participant to continue in the service of the Company or subsidiaries, or as a limitation of the right of the Company or subsidiaries to discharge any of their employees, with or without cause.

      8.3 Unfunded Plan. No funds shall be segregated or earmarked for any current or former Participant, Beneficiary or other person under the Plan. However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company's general creditors. No current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company in respect of its obligations under the Plan (other than as a general creditor of the Company with an unsecured claim against its general assets). In no event shall Participants' benefits under the Plan be treated as administrative claims or receive any priority for payment in any liquidation, bankruptcy or similar-type proceeding. The Company may also choose to use life insurance to assist it in meeting its obligations under the Plan. As a condition of participation in the Plan, each Participant agrees to execute any documents that may be required in connection with obtaining such insurance and to cooperate with any reasonable life insurance underwriting requirements.

      8.4 Nontransferability. Except as specifically provided by the Company, prior to payment thereof, no benefit under the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind, except pursuant to a domestic relations order awarding vested benefits to an "alternate payee" (within the meaning of Code Section 414(p)(8)) that the Administrator determines satisfies the criteria set forth in paragraphs (1), (2) and (3) of Code Section 414(p) (a "DRO"). Notwithstanding any provision of the Plan to the contrary, the Plan benefits awarded to an alternate payee under a DRO shall be paid in a single lump sum to the alternate payee at the same time as Plan benefits are payable to the Participant or Beneficiary, as applicable, and the amount payable to the alternate payee will be deducted from the Participant's benefit determined under
Section 4.1 or, if applicable, the Beneficiary's benefit determined under
Section 4.3, prior to payment thereof.

      8.5 Offset. If, at the time payment is to be made under the Plan, the Participant or Beneficiary is indebted to or obligated to the Company, then any payment to be made to the Participant or Beneficiary, as applicable, may, at the discretion of the Administrator, be reduced by the amount of such indebtedness or obligation; provided that the election by the Administrator not to reduce such payment shall not constitute a waiver of the Company's claim for such indebtedness or obligation.

      8.6 Facility of Payment. If the Administrator receives evidence that a Participant or Beneficiary entitled to benefits under the Plan is incompetent in any way so as to be unable to manage his or her financial affairs, and another person or institution is maintaining or has custody of such Participant or Beneficiary, and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then the Administrator may make payment under the Plan to such other person or institution. Any such determination by the Administrator shall be final and binding on all persons and any payment made pursuant to this Section 8.6 shall be a valid and complete discharge of the obligations of the Company under the Plan.

      8.7 Successors and Assigns. The rights, privileges, benefits and obligations under the Plan are intended to be, and shall be treated as legal obligations of and binding upon the Company, its successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

      8.8 Applicable Law. This Plan is established under and will be construed according to the laws of the State of Illinois, to the extent not preempted by the laws of the United States.

                                      * * *

      IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed in the name of and on behalf of the Company, this 10th day of November, 2004.

                                        TRUE VALUE COMPANY

                                        By /s/ Thomas S. Hanemann
                                           ------------------------------------
                                        Its President and CEO
                                            -----------------------------------

                                    EXHIBIT A
                                ELIGIBLE OFFICERS
                              As of January 1, 2005

Cathy C. Anderson

Michael Haining

Jon Johnson

Brian Kiernan

Manfred L. Kirst

Steven L. Mahurin

Amy W. Mysel

David Shadduck

Barbara L. Wagner

Leslie A. Weber

Carol W. Wentworth

By: /s/ Thomas S. Hanemann
    -----------------------------------
    Administrator

Date: November 10, 2004
      ---------------------------------

                                    EXHIBIT B
                           GRANDFATHERED PARTICIPANTS
                              As of January 1, 2005

Cathy C. Anderson

Michael Haining

Jon Johnson

Brian Kiernan

Manfred L. Kirst

Steven L. Mahurin

Amy W. Mysel

David Shadduck

Barbara L. Wagner

Leslie A. Weber

Carol W. Wentworth

By: /s/ Thomas S. Hanemann
    -----------------------------------
    Administrator

Date: November 10, 2004
      ---------------------------------